Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 3 to Registration Statement (Registration Statement No. 333-124287) on Form S-1 of Hexion Specialty Chemicals, Inc. of our report dated April 29, 2005 relating to the combined financial statements of the Resin Business of the Bakelite Group, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Düsseldorf, July 13, 2005

PricewaterhouseCoopers

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

/s/ HANS-PETER KREIBICH	/s/ KLAUS MOSKO
Hans-Peter Kreibich Wirtschaftsprüfer [German Public Accountant]	Klaus Mosko Wirtschaftsprüfer [German Public Accountant]